Exhibit 10.2
June 29, 2006
Virbac Corporation and Subsidiaries
3200 Meacham Boulevard
Fort Worth, Texas 76137
Attention:  Jean M. Nelson, Executive Vice
                   President and Chief Financial Officer
Re:      Amendment re Execution of Syndicated Loan Documents
Dear Ms. Nelson:
     It is evident that the requirement of Paragraph 8 of the Ninth Amendment to Credit Agreement dated as of March 24, 2006 made by and among Virbac Corporation and its Subsidiaries, as Borrowers, and First Bank (the “Ninth Amendment”), as such requirement was subsequently amended by letters dated as of May 5, 2006 and June 13, 2006, requiring Borrowers to execute a new amended and restated loan agreement and other documents with First Bank and JPMorgan Chase Bank, N.A. on or before June 30, 2006 to provide for a syndicated revolving credit facility to the Borrowers from First Bank and JPMorgan Chase Bank, N.A. will not be met due to the fact that the boards of the various borrowers will not meet to authorize the transactions before July 25, 2006. First Bank and JPMorgan Chase Bank, N.A. will agree to extend the June 30, 2006 deadline set forth in Paragraph 8 of the Ninth Amendment to July 31, 2006.
     The amendments contained herein are expressly conditioned upon First Bank’s receipt of this letter agreement executed by a duly authorized officer of each of the Borrowers and acknowledged by a duly authorized officer of JPMorgan Chase Bank, N.A., First Bank’s participant in the credit facilities to the Borrowers.
     Please indicate your acknowledgment and agreement to the amendment set forth above by signing and returning this letter at your earliest convenience. The amendment set forth herein shall not be effective unless counterpart originals of this letter, signed on behalf of each of the Borrowers and by JPMorgan Chase Bank, N.A., are returned to First Bank on or before June 30, 2006.
     This notice is provided pursuant to Section 432.047, R.S.Mo. As used herein, “creditor” means each of First Bank and its participant, JPMorgan Chase Bank, N.A., the “credit agreement” means the Loan Agreement, as amended by the Ninth Amendment and this letter, and as each such document has been further amended in writing from time to time, and “this writing” means the Loan Agreement, as amended by the Ninth Amendment and this letter, and as each such document has been further amended in writing from time to time, the Note, the other Transaction Documents, all guaranties executed by any other Obligors, and any other agreement executed in connection herewith or therewith. ORAL AGREEMENTS OR

COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. This Agreement embodies the entire agreement and understanding between the Borrowers and First Bank and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

Very truly yours, FIRST BANK
By:	/s/ Traci Dodson
Traci Dodson, Vice President

ACKNOWLEDGED AND AGREED TO
THIS 29th DAY OF JUNE, 2006
VIRBAC CORPORATION
PM RESOURCES, INC.
ST. JON LABORATORIES, INC.
VIRBAC AH, INC.
FRANCODEX LABORATORIES, INC.
DELMARVA LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and Chief Financial Officer
CONSENTED AND AGREED TO THIS 29th
DAY OF JUNE, 2006
JPMORGAN CHASE BANK, N.A.

By:	/s/ Jennifer C. Baggs

Title:	Jennifer C. Baggs, Vice President